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EXHIBIT 11.0      STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (UNAUDITED)

         Earnings per share were computed as follows (dollar amounts in thousands except share data):

                                                                       WEIGHTED
                                                                        AVERAGE       PER SHARE
                                                     INCOME              SHARES        AMOUNT
                                                     ------              ------        ------
FOR THE SIX MONTH ENDED JUNE 30, 2000:
BASIC EARNINGS PER SHARE:
    Income available to common stockholders          $2,411           1,847,621        $1.30
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                        46,430
    Unearned incentive plan shares                                       32,775
                                                                         ------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
         assumed conversions                         $2,411           1,926,826         $1.25
                                                     ======           =========         =====


FOR THE THREE MONTHS ENDED JUNE 30, 1999:
BASIC EARNINGS PER SHARE:
    Income available to common stockholders          $653             2,009,159         $0.33
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                        43,766
    Unearned incentive plan shares                                       59,202
                                                                      ---------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
         assumed conversions                         $653             2,112,127         $0.31
                                                     ====             =========         =====

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

                                                                       WEIGHTED
                                                                        AVERAGE       PER SHARE
                                                     INCOME              SHARES        AMOUNT
                                                     ------              ------        ------
FOR THE THREE MONTH ENDED JUNE 30, 2000:
BASIC EARNINGS PER SHARE:
    Income available to common stockholders          $1,902            1,843,305        $1.03
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                         46,998
    Unearned incentive plan shares                                        30,158
                                                                          ------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
         assumed conversions                         $1,902            1,920,461        $0.99
                                                     ======            =========        =====


FOR THE THREE MONTHS ENDED JUNE 30, 1999:
BASIC EARNINGS PER SHARE:
    Income available to common stockholders          $312              2,003,225        $0.16
EFFECT OF DILUTIVE SECURITIES:
    Stock options                                                         40,211
    Unearned incentive plan shares                                        49,839
                                                                       ---------
DILUTED EARNINGS PER SHARE:
    Income available to common stockholders and
         assumed conversions                         $312              2,093,275        $0.15
                                                     ====              =========        =====

